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                                                                   EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT
                              BETWEEN DELIA*S INC.
                                       AND
                                 EVAN GUILLEMIN
                          DATED AS OF OCTOBER 27, 2000

dELiA*s INC. (including any successor thereto, the "Company"), a Delaware corporation, and Evan Guillemin (the "Executive") agree as follows:

1.    EMPLOYMENT AND DUTIES

(a) The Company shall employ the Executive, and the Executive shall serve the Company, as a senior executive officer of the Company, with responsibilities consistent with those of an executive officer of a company of comparable size in the apparel or Internet commerce or content industries, as determined by the chief executive officer of the Company or the Board of Directors of the Company from time to time. The Executive shall use his best efforts to promote the interests of the Company, and shall perform his duties faithfully and diligently, consistent with sound business practices.

(b) The Executive shall devote substantially his full business time to the performance of his duties for the Company (it being understood, however, that nothing in this agreement or otherwise shall be deemed to restrict the Executive from being a passive investor in businesses that are not competitive with the Company).

2.    TERM OF EMPLOYMENT

Subject to Section 4, the Executive shall continue to be employed by the Company under this agreement until the close of business on October 31, 2003.

3.    COMPENSATION

(a) As compensation for all services to be rendered by the Executive during his employment under this agreement, the Executive shall be entitled to a base salary at the rate of $200,000 a year (payable in equal installments at least twice a month).

(b) The Company may, in the sole and absolute discretion of the board of directors, from time to time increase the Executive's base salary and award the Executive such bonuses as it considers appropriate.

4.    TERMINATION

The Executive's employment shall terminate upon his death, and may be terminated
(a) at the option of the Company (i) as a result of his disability, if, in the good faith determination of the Company's board of directors, such disability has prevented the Executive from substantially
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performing his duties and obligations under this agreement during any period of nine consecutive calendar months and the Company gives notice to the Executive not earlier than 30 days and not later than 90 days after the expiration of the nine months (in which case the employment under this agreement shall terminate when that notice is given), or (ii) for Cause (as defined below), or (b) at the option of the Executive, as a result of a Constructive Discharge (as defined below) by the Company. Upon termination of employment by the Company without Cause or for death or disability or a result of a Constructive Discharge by the Company, the Company shall continue to pay the Executive (or his estate or any other person designated by the Executive in writing to the Company) the full amount of the Executive's base salary (as determined under sections 3(a) and 3(b)) and any benefits in which the Executive participates under section 5(b) at the time of his termination for the lesser of (i) two years from the date of such termination and (ii) the period up to and including October 31, 2003. In any case, however, the Company shall pay the Executive at least one year's base salary if the executive's employment is terminated without cause. Upon termination by the Company for Cause, the Company shall have no further obligation to pay compensation expenses and fringe benefits to the Executive pursuant to section 3 and section 5.

In the event of a change of control in management of the Company, the Company shall be obligated to pay the executive the greater of i) the base salary and benefits for the remainder of this agreement through October 31, 2003 and ii) one year of salary and benefits as stipulated under this agreement.

As used in this agreement, "Cause" shall mean (i) failure by the Executive to report to work for any significant period of time other than for reasonable personal excuses; (ii) willful or repeated refusal by the Executive to perform such material duties as may be delegated or assigned and that are commensurate with the Executive's position with the Company; (iii) any criminal conduct by the Executive; or (iv) negligence in the performance of the Executive's duties to the Company. "Constructive Discharge" shall mean a material breach by the Company of any material provision of this agreement, after notice by the Executive to the Company of such breach and failure by the Company to cure the breach promptly thereafter.

5.    EXPENSES; FRINGE BENEFITS

During the employment of the Executive under this agreement:

(a) The Company shall reimburse the Executive, on presentation of vouchers or other evidence of such expenses in accordance with the policies of the Company, for all reasonable business expenses incurred by him in the performance of his duties for the Company.

(b) Executive shall be entitled to participate, at the Company's expense (except for such co-payments as are generally required of the Company's managerial employees), in all of the Company's benefit and retirement programs (including medical benefits for Executive and his immediate family and health club membership for the Executive) for which managerial employees of the Company are generally eligible.
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(c)   The Executive shall be entitled to 4 weeks vacation each year.

(d) The Company shall provide the Executive with an automobile of at least the same quality as the one he currently uses, and shall pay all expenses reasonably incurred in connection with his use of that automobile.

6.    NON-COMPETITION; CONFIDENTIALITY

(a) The Executive may not at any time during his employment under this agreement, and within one year after the termination of his employment, for any reason, engage or become interested in (as owner, lender, stockholder, partner, director, officer, employee, consultant or otherwise) any business that is in competition with the business conducted by the Company anywhere in any state in the United States in which the Company has engaged in such business.

(b) During the Executive's employment under this agreement, and for a period of one year after the termination of his employment for any reason, the Executive shall not on his own behalf, or on behalf of any other person or enterprise, solicit or encourage to leave the employment of the Company any individual who was an employee of the Company or its affiliates during the Executive's employment by the Company.

(c) The Executive shall not, at any time during or after his employment under this agreement, disclose to any third party, except in the performance of his duties under this agreement or as may be required by law, any confidential matter regarding the Company's customers, suppliers, trade secrets or business.

(d) The Executive acknowledges that the remedy at law for breach of the provisions of this section 6 would be inadequate and that, in addition to any other remedy the Company may have for breach of this section 6, the Company shall be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

7.    OPTIONS AND RESTRICTED STOCK.

Upon termination of this Agreement by the Company without Cause or by the Executive for Constructive Dismissal and in the event of a Change of Control, all vesting requirements with respect to the restricted shares of common stock of the Company held by the Executive on the date hereof, or any property distributed in respect thereof or in exchange therefore, shall be deemed to have been satisfied with no further act required by the Board of Directors of the Company or the Compensation Committee or Stock Incentive Plan Committee thereof, and the Company shall promptly execute and deliver such instruments and issue such instructions as may be required to establish the Executive as the beneficial owner of such shares free and clear of any such restrictions.

As used in this Agreement, "CHANGE OF CONTROL" shall mean if any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder (other than Stephen I. Kahn and
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members of his immediate family or other parties who have entered into an agreement granting Stephen I. Kahn the right exercise their vote on matters pertaining to the Company (together, the "Family Shareholders") shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing fifty percent (50%), or, at any time that the Family Shareholders hold less than 15% of the Company, twenty percent (20%), of the combined voting power of all securities of the Company entitled to vote in the election of directors (hereinafter called a "Controlling Person"). For purposes of the definition of Change of Control, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this definition as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (a) above.

7.    MISCELLANEOUS

(a) The failure of a party to this agreement to insist on any occasion upon strict adherence to any term of this agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

(b) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to a party at his or its address as follows (or at such other address as a party may designate in any notice under this agreement):

        If to the Executive:

        Evan Guillemin
        375 Riverside Drive
        New York, NY 10025

        If to the Company:

        dELiA*s Inc.
        435 Hudson Street
        New York, NY 10014
        Attention:  Chief Executive Officer
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(c)   This agreement constitutes the entire understanding of the parties with respect to the subject matter of this agreement, cannot be changed or terminated except by a written agreement executed by the parties and shall be governed by the law of the State of New York applicable to agreements made and to be performed therein.

                dELiA*s INC.


                By: /s/ STEPHEN I. KAHN
                    -----------------------
                    Stephen I. Kahn
                    Chairman of the Board and Chief Executive Officer


                EVAN GUILLEMIN


                /s/ EVAN GUILLEMIN
                ------------------